Exhibit 99.1

CHRISTOPHER & BANKS CORPORATION

RECOUPMENT POLICY

Introduction

The Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy (the “Policy”), which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Securities Laws”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”).

Administration

This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board (the “Committee”).  If the Committee administers this Policy, references herein to the Board shall be deemed references to the Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

Covered Executives

This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the New York Stock Exchange, or any other national securities exchange on which the Company’s securities are then listed, and such other senior executives who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”).  For the avoidance of doubt, all officers of the Company with the title of Vice President or a more senior title shall be Covered Executives.

Recoupment; Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the Securities Laws as a result of fraud or misconduct, the Board, except as otherwise provided in this Policy,  will require reimbursement or forfeiture, as the case may be, of any “Excess Incentive Compensation” (as hereinafter defined) received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.  Such date shall be the earlier of (i) the date on which the Board concludes (or reasonably should have concluded) that the previously issued financial statements contained a material error, or (ii) the date on which a court, regulator or other legally authorized body directs the Company to restate its financials (the “Restatement Date”) .

Incentive Compensation

For purposes of this Policy, “Incentive Compensation” means any of the following, provided that, such compensation is granted, earned or vested based wholly or in part on the attainment of a “Financial Reporting Measure” (as hereinafter defined):

•	Annual bonuses and other short- and long-term cash incentives

•	Stock options

•	Stock appreciation rights

•	Restricted stock

•	Restricted stock units

•	Performance shares

•	Performance units.

For the avoidance of doubt, Incentive Compensation does not include any of the following:

•	Salary

•	Bonuses paid based on satisfying strategic, operational, subjective standards or continued employment

•	Equity awards, the vesting of which are solely time-based

•	Equity awards that are earned based solely on attaining one or more non-financial measures

•	Discretionary bonuses not tied to any financial measure.

For the purposes of the Policy, “Financial Reporting Measures” includes, but is not limited to:

•	Company stock price

•	Total shareholder return

•	Revenues

•	Net income

•	EBITDA

•	Funds from operations

•	Liquidity measures, such as working capital or operating cash flow

•	Return measures, such as return on invested capital or return on assets

•	Earnings measures, such as earnings per share.

Excess Incentive Compensation: Amount Subject to Recovery

The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the pre-restated financial information over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated financial results, as determined by the Board (the “Excess Incentive Compensation”).

If the Board cannot determine the amount of Excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.  The Board shall cause its determination to be documented and retained by the Company.

Method of Recoupment

The Board will determine, in its sole discretion, the method for recouping Excess Incentive Compensation hereunder.  Methods may include, without limitation, any or all of the following:

(a)	requiring reimbursement of cash Incentive Compensation previously paid,

(b)	seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards,

(c)	offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive,

(d)	cancelling outstanding vested or unvested equity awards, and

(e)	taking any other remedial and recovery action permitted by law, as determined by the Board.

The Board intends that any such recoupment method shall be applied in a manner consistent with Section 409A of the Internal Revenue Code in connection with the foregoing.

No Indemnification

The Company shall not indemnify any Covered Executives against, and shall not pay or reimburse any Covered Executive for premiums for any insurance policy or similar coverage with respect to, the loss of any Incentive Compensation recouped hereunder.

Interpretation

The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are then listed.

Effective Date

This Policy shall be effective as of the date it is adopted by the Board (the “Effective Date”), and shall apply to Incentive Compensation that is approved, awarded or granted to Covered Executives on or after that date as well as to Incentive Compensation previously awarded or granted by the Company to Covered Executives that was based on one or more Financial Reporting Measures.

Amendment; Termination

The Board may amend this Policy from time to time in its discretion, and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company’s securities are then listed. The Board may terminate this Policy at any time.

Other Recoupment Rights

The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Impracticability

The Board shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are then listed.

Successors

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

Initially adopted by the Board on November 11, 2015.